 Exhibit 99.1

MICROWAVE FILTER COMPANY, INC.

NEWS RELEASE

For Immediate Release	For More Information Contact:
June 20, 2012	Richard Jones (315)-438-4700

Microwave Filter Company, Inc.
Board Declares Special Cash Dividend

East Syracuse, NY – Microwave Filter Company, Inc. (OTCQB/OTCBB: MFCO) announced today that its Board of Directors has approved a special cash dividend payment of $.05 per common share. The dividend is payable on July 31, 2012 to shareholders of record as of July 13, 2012.

Microwave Filter Company, Inc. designs, develops, manufactures and sells electronic filters, both for radio and microwave frequencies, to help process signal distribution and to prevent unwanted signals from disrupting transmit or receive operations. Markets served include cable television, television and radio broadcast, satellite broadcast, mobile radio, commercial communications and defense electronics.

The Company’s stock is traded over-the-counter under the symbol MFCO.

6743 Kinne Street, East Syracuse, NY 13057 315-438-4700 800-446-1666 Fax 315-463-1467 E-mail: mfcsales@microwavefilter.com Web: www.microwavefilter.com